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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF CORRECTION
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               COMMERCE ONE, INC.

                         (Pursuant to Section 103 of the
                General Corporation Law of the State of Delaware)

         Robert M. Tarkoff hereby certifies:

     (1) The name of the Corporation is Commerce One, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law");

     (2) The Amended and Restated Certificate of Incorporation of this corporation, which was filed on July 17, 2000, is hereby corrected.

     (3) The inaccuracy to be corrected in said instrument relating to the restatement of the first paragraph of Article Fourth is as follows:

         The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Nine Hundred Ninety Million (990,000,000), consisting of Nine Hundred Fifty Million (950,000,000) shares of Common Stock, $0.0001 par value (the "Common Stock"), and Forty Million (40,000,000) shares of Preferred Stock, $0.0001 par value (the "Preferred Stock").

     (4) The portion of the instrument relating to the restatement of the first paragraph of Article Fourth in corrected form is as follows:

         The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is One Billion (1,000,000,000), consisting of Nine Hundred Fifty Million (950,000,000) shares of Common Stock, $0.0001 par value (the "Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, $0.0001 par value (the "Preferred Stock").

Signed on July 31, 2000.

                                                     /S/ ROBERT M. TARKOFF
                                                     ---------------------
                                                     Robert M. Tarkoff
                                                     Secretary